Exhibit 10.3.3
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.
IOMAI CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
Iomai Corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, $.01 par value (the “Shares”) to the Optionee named below. The terms and conditions of the Option are set forth in this stock option agreement (this “Agreement”) and in the Company’s 1999 Stock Incentive Plan (the “Plan”). Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings ascribed to them in the Plan.
1. GRANT INFORMATION

Name of Optionee:	Shares Covered by the Option:
Social Security Number:	Exercise Price per Share:
Date of Grant:	Vesting Anniversary Date:
2. TERMS AND CONDITIONS
2.1 This Option is intended to be a nonqualified stock option.
2.2 Vesting. Your Option shall vest in the following number of Shares covered by your Option on the following dates:

Number of Shares	Vesting Date

If your Service is terminated for any reason, vesting of your Option will immediately cease.
     Notwithstanding the foregoing, immediately prior to a “Change in Control” your Option will vest and become exercisable for all shares covered by this Agreement. “Change in Control” shall mean:
     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or the sale, transfer or other disposition of all or substantially all of the Company’s assets.
     A transaction shall not constitute a Change in Control if: (a) its sole purpose is to change the state of the Company’s incorporation, (b) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (c) such transaction constitutes the Company’s initial public offering.
2.3 Service; Leaves of Absence. Your Service shall terminate when you cease to be actively employed by, or a consultant or adviser to, the Company (or any Subsidiary) as determined in the sole discretion of the Board. For purposes of your Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting or when continued service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.
2.4 Term of Option. Your Option expires on the day before the tenth anniversary of the Date of Grant (fifth anniversary for a 10% Stockholder), and will expire earlier if your Service terminates as follows:
(a) Regular Termination. If your Service terminates for any reason except Cause, death or Disability, then your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination date. During such time you may exercise only that portion of your Option that was vested on the date that your Service terminated.
(b) Cause. If your Service terminates for Cause, your Option will expire immediately.

     For purposes of this Section, “Cause” means (i) a willful failure by you to substantially perform your duties and responsibilities to the Company, other than a failure resulting from your complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by you which constitutes personal dishonesty, incompetence, gross misconduct or breach of fiduciary duty involving personal profit or fraud which in each instance is materially injurious to the Company, (iii) willful violation of any law, rule or regulation or any final cease-and-desist order relating to the operation of the business of the Company, (iv) conviction of, or a pleas of “guilty” or “no contest” to, a felony or a crime involving moral turpitude, or (v) breach by you of your representations and covenants set forth in this Agreement, that Inventions, Patents, Copyrights and Confidential Information Employee Agreement, which you signed when you joined the Company, or any employment agreement. An act, or failure to act, by you performed in good faith and with a reasonable belief that such act or omission was lawful and in the Company’s best interest shall not be considered “willful.”
(c) Death. If you die while in Service, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death, during which time your estate or heirs may exercise that portion of your Option that was vested on the date of death.
(d) Disability. If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your disability.
2.5 Exercise of Option.
(a) Legal Restrictions. By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the provisions of Section 2.2 of this Agreement other than to limit the periods during which this Option shall be exercisable.
     If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Shares being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
2.6 Method of Exercise. To exercise your Option, you must execute the Option Exercise Notice (the “Notice of Exercise”) in the form as prescribed by the Company from time to time. Shares purchased pursuant to this Option shall be subject to the restrictions in the Notice of Exercise, including but not limited to the Company’s right of first refusal and certain repurchase rights. You must submit the Notice of Exercise, together with full payment, at the address given on the Notice of of Exercise. Your exercise will be effective when the Notice of Exercise and full payment is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
     You may exercise your Option before it is fully vested under Section 2.2, and the vesting provisions in Section 2.2 will apply to the Shares you acquire by exercising this Option. If you exercise your Option prior to vesting you will be required to sign two copies of a form assignment separate from certificate in connection with the Company’s repurchase rights.
If you exercise this Option before it is fully vested, you should consider making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “83(b) Election”). The 83(b) Election must be filed within thirty (30) days after the date you exercise all or any portion of the Shares covered by your Option which have not vested.
(a) Form of Payment. When you submit the Notice of Exercise, you must include payment of the aggregate Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms.
• Your personal check, a cashier’s check or a money order.
• Shares which you have owned for six months and which are surrendered to the Company. The value of the surrendered Shares, determined as of the effective date of the exercise of your Option, will be applied to the Exercise Price.
• To the extent a public market for the Shares exists as determined by the Company, you may deliver (on the form approved by the Company from time to time) an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.
• Full-recourse promissory note. The interest rate and other terms and conditions shall be determined by the Board in good faith. The Board may require the Optionee to pledge his or her Shares to the Company for the purpose of securing payment of the note and the Shares may be held in escrow until the note is paid in full.
• Any other form of legal consideration approved by the Board.
(b) Withholding Taxes. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of your Option or the sale of Shares acquired upon exercise of your Option.
(c) Adjustments to Shares. In the event of a stock split, a stock dividend or a similar change in the Company’s Shares, the number of Shares covered by your Option and the Exercise Price per share may be adjusted pursuant to the Plan.
2.7 Corporate Transactions. Your Option shall be subject to the terms of any agreements entered into or plans adopted by the Company in connection with any merger, sale of stock, sale of assets, liquidation or reorganization.
2.8 Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice of law provisions).
2.9 Incorporation of Plan by Reference. The text of the Plan is incorporated in this Agreement by reference. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
2.10 Entire Agreement. This Agreement, the Plan and the Notice of Exercise constitute the entire understanding between you and the Company regarding your Option. Any prior agreements, commitments or negotiations concerning your Option are superseded.
By signing this Agreement and returning a copy to the Company, you accept this Option and agree to all of the above terms and conditions described herein, in the Plan, and in the Notice of Exercise. You also attest that you have received a copy of the Plan.

Optionee:

(Signature)

Company:

	Stanley C. Erck	President & Chief Executive Officer